Exhibit 10.1

INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of                , 2004, by and between Service Corporation International, a Texas corporation (the “Company”), and                (the “Indemnitee”).

BACKGROUND

     The Indemnitee is an officer and/or director of the Company. It is essential to the Company that it retain and attract as officers and/or directors the most capable persons available. Both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against officers and/or directors of companies in today’s environment.

     The Texas Business Corporation Act, as amended (the “Texas Statute”), expressly recognizes that the indemnification provisions of the Texas Statute are not exclusive of any other rights to which a person seeking indemnification may be entitled under a resolution of the directors, an agreement or as permitted or required by common law. This Agreement is being entered into as permitted by the Texas Statute and as authorized by the board of directors of the Company (the “Board of Directors”).

     In recognition of the Indemnitee’s need for substantial protection against personal liability, in order to enhance the Indemnitee’s continued service to the Company in an effective manner, and in part to provide the Indemnitee with specific contractual assurance that the protection of the Texas Statute, the Company’s articles of incorporation and bylaws and this Agreement will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of such provisions or any change in the composition of the Board of Directors or any acquisition or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of expenses to, the Indemnitee as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Indemnification.

        (a) In accordance with the provisions of Section 1(b), the Company shall hold harmless and indemnify the Indemnitee against any and all expenses, liabilities and losses (including, without limitation, investigation expenses and expert witnesses’ and attorneys’ fees and expenses, judgments, penalties, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) actually incurred by the Indemnitee (net of any related insurance proceeds or other amounts received by the Indemnitee or paid by or on behalf of the Company on the Indemnitee’s behalf), in connection with any action, suit, arbitration or proceeding (or any inquiry or investigation, whether brought by or in the right of the Company or otherwise, that the Indemnitee in good faith believes might lead to the institution of any such action, suit, arbitration or proceeding), whether civil, criminal, administrative or investigative, or any appeal therefrom, in which the

Indemnitee is a party, is threatened to be made a party, is a witness or is participating (each, a “Proceeding”) based upon, arising from, relating to or by reason of the fact that Indemnitee is, was, shall be or shall have been an officer and/or director of the Company or is or was serving, shall serve, or shall have served at the request of the Company as an officer and/or director (an “Affiliate Indemnitee”) of another foreign or domestic corporation or nonprofit corporation, cooperative, partnership, limited liability company, joint venture, trust or other incorporated or unincorporated enterprise.

        (b) In providing the foregoing indemnification, the Company shall, with respect to a Proceeding, hold harmless and indemnify the Indemnitee to the fullest extent permitted by the Texas Statute or by any amendment thereof or other statutory provisions expressly permitting such indemnification which is adopted after the date hereof (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law required or permitted the Company to provide prior to such amendment).

        (c) Without limiting the generality of the foregoing, the Indemnitee shall be entitled to the rights of indemnification provided in this Section 1 for any expenses actually incurred in any Proceeding initiated by or in the right of the Company, provided that in the event that the Indemnitee shall have been adjudged in a final, nonappealable judgment or other final adjudication to be liable to the Company or shall have been adjudged liable on the basis that personal benefit was improperly received by the Indemnitee, indemnification (i) shall be limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding, and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

        (d) If the Indemnitee is entitled under this Agreement to indemnification by the Company for some or a portion of the Indemnified Amounts (as hereinafter defined) but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

        (e) The Company will indemnify the Indemnitee’s spouse to whom the Indemnitee is legally married at any time the Indemnitee is covered under the indemnification provided in this Agreement (even if the Indemnitee did not remain married to him or her during the entire period of coverage) in any Proceeding, to the same extent and subject to the same standards, limitations, obligations and conditions under which the Indemnitee is provided indemnification herein, if the Indemnitee’s spouse (or former spouse) becomes involved in a Proceeding solely by reason of his or her status as the Indemnitee’s spouse, including, without limitation, any Proceeding that seeks damages recoverable from marital community property, jointly-owned property or property purported to have been transferred from the Indemnitee to his/her spouse (or former spouse). The Indemnitee’s spouse or former spouse also may be entitled to receive Advanced Amounts (as hereinafter defined) to the same extent that the Indemnitee is entitled to Advanced Amounts herein. The Company may maintain insurance to cover its obligation hereunder with respect to the Indemnitee’s spouse (or former spouse) or set aside assets in a trust or escrow funds for that purpose. Any spouse or former spouse of the

Indemnitee entitled to indemnification under this Section 1(e) is an intended third party beneficiary of this Agreement.

     2. Other Indemnification Arrangements. The Texas Statute permits the Company to purchase and maintain insurance or furnish similar protection or make other arrangements, including, without limitation, securing indemnification obligations by granting a security interest or other lien on the assets of the Company and providing self insurance, a letter of credit, guaranty or surety bond (collectively, the “Indemnity Arrangements”) on behalf of the Indemnitee against any liability asserted against him or incurred by or on behalf of him in such capacity as an officer and/or director of the Company or as an Affiliate Indemnitee, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Agreement or under the Texas Statute, as it may then be in effect. The purchase, establishment and maintenance of any such Indemnity Arrangement shall not in any way limit or affect the rights and obligations of the Company or of the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnity Arrangement. All amounts payable by the Company pursuant to this Section 2 and Section 1 hereof, including the Advanced Amounts (as defined below), are herein referred to as “Indemnified Amounts.”

     3. Advance Payment of Indemnified Amounts.

        (a) The Indemnitee hereby is granted the right to receive promptly in advance of a final, nonappealable judgment or other final adjudication of a Proceeding (a “Final Determination”) the amount of any and all expenses, including, without limitation, investigation expenses, expert witness’ and attorneys’ fees and other expenses expended or incurred by the Indemnitee in connection with any Proceeding or otherwise expended or incurred by the Indemnitee (such amounts so expended or incurred being referred to as “Advanced Amounts”).

        (b) In making any written request for the Advanced Amounts, the Indemnitee shall submit to the Company a schedule setting forth in reasonable detail the dollar amount expended or incurred and expected to be expended. Each such listing shall be supported by the bill, agreement or other documentation relating thereto, each of which shall be appended to the schedule as an exhibit. In addition, before the Indemnitee may receive Advanced Amounts from the Company, the Indemnitee shall provide to the Company (i) a written affirmation of the Indemnitee’s good faith belief that the applicable standard of conduct required for indemnification by the Company has been satisfied by the Indemnitee, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the Advanced Amounts if it shall ultimately be determined that the Indemnitee has not satisfied any applicable standard of conduct. The written undertaking required from the Indemnitee shall be an unlimited general obligation of the Indemnitee, but need not be secured. The Company shall pay to the Indemnitee all Advanced Amounts within ten business days after receipt by the Company of all information and documentation required to be provided by the Indemnitee pursuant to this Section 3(b).

     4. Procedure for Payment of Indemnified Amounts.

        (a) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request for payment of the appropriate Indemnified Amounts, including with such request such documentation and information as are reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Reviewing Party (as defined in Section (4(f)) in writing that the Indemnitee has requested indemnification.

        (b) The Company shall pay the Indemnitee the appropriate Indemnified Amounts, unless it is established by the Reviewing Party that the Indemnitee has not met any applicable standard of conduct of the Texas Statute. For purposes of determining whether the Indemnitee is entitled to Indemnified Amounts, Indemnitee shall be presumed to be entitled to indemnification under this Agreement, and in order to deny indemnification to the Indemnitee, the Company shall have the burden of proof in establishing that the Indemnitee did not meet the applicable standard of conduct. In this regard, a termination of any Proceeding by judgment, order, settlement, conviction, pleading of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, shall not create a presumption that the Indemnitee did not meet the requisite standard of conduct.

        (c) Any determination that the Indemnitee has not met the applicable standard of conduct required to qualify for indemnification shall be made by the Reviewing Party.

        (d) The Reviewing Party will use its best efforts to conclude as soon as practicable any required determination pursuant to Section 4(c) and will promptly advise the Indemnitee in writing with respect to any determination that the Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. Payment of any applicable Indemnified Amounts will be made to the Indemnitee within ten business days after any determination of the Indemnitee’s entitlement to indemnification.

        (e) Notwithstanding the foregoing, the Indemnitee may, at any time after 60 days after a claim for Indemnified Amounts has been filed with the Company (or upon receipt of written notice that a claim for Indemnified Amounts has been rejected, if earlier) and prior to the expiration of three years after a claim for Indemnified Amounts has been filed, petition a court of competent jurisdiction and obtain formal adjudication of whether the Indemnitee is entitled to indemnification under the provisions of this Agreement, and such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such action without having made such determination. The court shall, as petitioned, make an independent determination of whether the Indemnitee is entitled to indemnification as provided under this Agreement, irrespective of any prior determination made by the Reviewing Party. If the court shall determine that the Indemnitee is entitled to indemnification as to any claim, issue or matter involved in the Proceeding with respect to which there has been no prior determination pursuant to this Agreement or with respect to which there has been a prior determination that the Indemnitee was not entitled to indemnification hereunder, the Company shall pay all expenses (including reasonable attorneys’ fees) actually incurred by the Indemnitee in connection with such judicial determination.

        (f) If there has not been a Change in Control (as defined in Section 4(g)), the “Reviewing Party” shall be selected by the Board of Directors in accordance with the Texas Statute and the Company’s bylaws, and if there has been a Change in Control (other than a Change in Control which has been approved by a vote of at least two-thirds (2/3) of the Company’s Board of Directors who were directors immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification under this Agreement or any other agreement or under the Company’s Articles of Incorporation or Bylaws as now or hereafter in effect, or under any other applicable law, if desired by Indemnitee, shall be independent legal counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the independent legal counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay expenses of more than one independent legal counsel in connection with all matters concerning a single Indemnitee, and such independent legal counsel shall be the independent legal counsel for any or all other Indemnitees unless (i) the employment of separate counsel by one or more Indemnitees has been previously authorized by the Company in writing, or (ii) an Indemnitee shall have provided to the Company a written statement that such Indemnitee has reasonably concluded that there may be a conflict of interest between such Indemnitee and the other Indemnitees with respect to the matters arising under this Agreement.

        (g) “Change in Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 20% of the total voting power represented by the Company’s then outstanding voting securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

     5. Agreement Not Exclusive; Subrogation Rights, etc.

        (a) This Agreement shall not be deemed exclusive of and shall not diminish any other rights that the Indemnitee may have to be indemnified or insured or otherwise protected against any liability, loss or expense by the Company, any subsidiary of the Company or any other person or entity under any charter, bylaws, law, agreement, policy of insurance or similar protection, vote of shareholders or directors, disinterested or not, or otherwise, whether or not now in effect, both as to actions in the Indemnitee’s official capacity, and as to actions in another capacity while holding such office. The Company’s obligations to make payments of Indemnified Amounts hereunder shall be satisfied to the extent that payments with respect to the same Proceeding (or part thereof) have been made to or for the benefit of the Indemnitee by reason of the indemnification of the Indemnitee pursuant to any other arrangement made by the Company for the benefit of the Indemnitee.

        (b) In the event the Indemnitee shall receive payment from any insurance carrier or from the plaintiff in any Proceeding against the Indemnitee in respect of Indemnified Amounts after payments on account of all or part of such Indemnified Amounts have been made by the Company pursuant hereto, the Indemnitee shall promptly reimburse to the Company the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Company or pursuant to arrangements made by the Company to the Indemnitee exceeds such Indemnified Amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or coinsurance payments, shall not be deemed to be payments to the Indemnitee hereunder. In addition, upon payment of Indemnified Amounts hereunder, the Company shall be subrogated to the rights of the Indemnitee receiving such payments (to the extent thereof) against any insurance carrier (to the extent permitted under such insurance policies) or plaintiff in respect of such Indemnified Amounts, and the Indemnitee shall execute and deliver any and all instruments and documents and perform any and all other acts or deeds which the Company deems necessary or advisable to secure such rights. Such right of subrogation shall be terminated upon receipt by the Company of the amount to be reimbursed by the Indemnitee pursuant to the first sentence of this Section 5(b).

     6. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is an officer and/or director of the Company (or is serving at the request of the Company as an Affiliate Indemnitee) and shall continue thereafter for a period of ten years from the date the Indemnitee ceases to serve as an officer and/or director of the Company or ceases to serve as an Affiliate Indemnitee (whichever is later).

     7. Notice and Defense of Claim. The Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint,

indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of expenses covered hereunder. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding or matter as to which the Indemnitee notifies the Company of the commencement thereof:

        (a) The Company will be entitled to participate therein at its own expense.

        (b) Except as otherwise provided in this Section 7(b), to the extent it desires, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of the Company’s election to so assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ his own counsel in such Proceeding or matter, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding or matter, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding or matter brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in clause (ii) above.

        (c) The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding or matter affected without its written consent. The Company shall not settle any Proceeding or matter in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold its consent to any proposed settlement.

     8. Defense Counsel. The Indemnitee hereby agrees that in any Proceeding in which the Indemnitee and other past or present directors or officers of the Company (or its successor) who are entitled to indemnification from the Company are named defendants or respondents, the Indemnitee and such other past or present directors or officers shall collectively select one firm of attorneys in any jurisdiction to defend all such defendants and respondents in such Proceeding unless counsel for the Indemnitee concludes in a reasoned opinion that there are issues which may raise conflicts of interest between the Indemnitee and such other persons.

     9. Indemnification for Negligence. TO THE EXTENT PERMITTED BY THEN APPLICABLE LAW AND SUBJECT TO THE PROVISIONS OF THIS AGREEMENT, THE PARTIES HERETO RECOGNIZE AND ACKNOWLEDGE THAT THE INDEMNITEE MAY BE INDEMNIFIED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT IN PROCEEDINGS INVOLVING THE NEGLIGENCE OF THE INDEMNITEE.

     10. Successors; Binding Agreement. This Agreement shall be binding on and shall inure to the benefit of and be enforceable by the Company’s successors and assigns and by the Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

     11. Enforcement. The Company has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce the Indemnitee to act as an officer and/or director, as the case may be, of the Company, and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity. In the event the Indemnitee is required to bring any action to enforce rights or to collect monies due under this Agreement and is successful in such action, the Company shall reimburse the Indemnitee for all of the Indemnitee’s reasonable attorneys’ fees and expenses in bringing and pursuing such action. The Indemnitee shall be entitled by or to the advancement of Indemnified Amounts to the full extent contemplated by Section 3 hereof in connection with such proceeding. In the event that the Company shall breach any of its obligations to the Indemnitee hereunder, including the Company’s obligations with respect to the Advanced Amounts under Section 3 of this Agreement, the parties hereto agree that the Indemnitee’s remedies available at law would not be adequate and that Indemnitee would be entitled to the remedies of specific performance and injunctive relief to enforce such obligations of the Company.

     12. Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with its terms.

     13. Entire Agreement. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein and supersedes all prior agreements and understandings, written or oral, relating to the subject matter hereof.

     14. Amendment; Waiver. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by the Indemnitee and either the President of the Company or another officer of the Company specifically designated by the directors. No waiver by either party at any time of any breach by the other party of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a wavier of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent times.

     15. Notices. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or three days after being deposited by United States certified mail, return receipt requested, postage prepaid, as follows:

If to the Company:

Service Corporation International
1929 Allen Parkway
Houston, Texas 77019
Attention: General Counsel

If to the Indemnitee:

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     17. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (without regards to principles of conflicts of laws).

     18. Titles and Captions. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend, or describe the scope or intent of any provisions hereof.

[Signature page follows.]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

COMPANY: SERVICE CORPORATION INTERNATIONAL
By:
Name:
Title:

INDEMNITEE:
By:
Name:
Title:

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